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     As filed with the Securities and Exchange Commission on April 17, 2002


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                        CAPITAL ONE FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       DELAWARE
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR                        54-1719854
     ORGANIZATION OF REGISTRANT)                               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


               2980 FAIRVIEW PARK DRIVE
                FALLS CHURCH, VIRGINIA
                    (703) 205-1000
(ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES,
INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING                             22042-4525
AREA CODE)                                                                     (ZIP CODE)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable): 333-82228

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class              Name of each exchange on which
          to be so registered              each class is to be registered
          -------------------              ------------------------------


              UPPER DECS
 (STATED AMOUNT OF $50 PER UPPER DECS)        NEW YORK STOCK EXCHANGE, INC.


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The Equity Units will be issued by Capital One Financial Corporation (the "Company"), a Delaware corporation. The description of the Equity Units to be registered that appears on pages S-27 through S-45 (under "Description of the Upper DECS"), page 26 (under "Description of the Stock Purchase Contracts and Equity Security Units"), pages S-46 through S-52 (under "Description of Senior Notes"), pages 11 through 19 (under "Description of Debt Securities"), and pages S-52 through S-58 (under "United States Federal Income Tax"), of the prospectus dated March 21, 2002, which forms a part of the Registration Statement on Form S-3 (Registration No. 333-82228) filed by Capital One Financial Corporation with the Securities and Exchange Commission on March 20, 2002, as such prospectus is amended by the prospectus supplement related to the Equity Units dated April 17, 2002, is hereby incorporated by reference. The prospectus as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

ITEM 2. EXHIBITS.

    The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc.:

    1. Registration Statement on Form S-3 (Registration No. 333-82228), filed with the Securities and Exchange Commission on March 20, 2002 by Capital One Financial Corporation, is incorporated by reference.

    2. Senior Indenture, dated as of November 1, 1996 between Capital One Financial Corporation and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee (incorporated by reference to
       Exhibit 4.1 of Capital One Financial Corporation's current report on Form 8K, filed November 13, 1996).

    3. Form of Supplemental Indenture, dated as of [__], 2002 between Capital One Financial Corporation and BNY Midwest Trust Company, as trustee, containing the terms of Senior Notes that are a component of the Equity Units.*

    4. Form of Senior Notes (included in Exhibit 3).*

    5. Form of Stock Purchase Contract, between Capital One Financial Corporation and BNY Midwest Trust Company, as Forward Purchase Contract Agent.*

    6. Form of Equity Units (included in Exhibit 5).*

    7. Form of Pledge Agreement among the Capital One Financial Corporation, BNY Midwest Trust Company, as Collateral Agent, and BNY Midwest Trust Company, as Forward Purchase Contract Agent.*

    8. Form of Remarketing Agreement.*

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* To be filed by amendment or as an exhibit to a report filed under the
Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia.




                                         CAPITAL ONE FINANCIAL CORPORATION


        Dated:  April 17, 2002           By:
                                             --------------------------------
                                         Name:
                                         Title: